                                                                    EXHIBIT 99.4


                                  RISK FACTORS

     Before you invest in our notes, you should read the risks, uncertainties and factors that may adversely affect us that are set forth below.

                         RISKS RELATED TO OUR BUSINESS

OUR SUCCESS DEPENDS ON FACTORS BEYOND OUR CONTROL.

     Our business is the transportation, storage and gathering of natural gas for third parties. As a result, the volume of natural gas involved in these activities depends on the actions of those third parties, and is beyond our control. Over the nine-month period ending September 30, 2002, the renewal rates for contracts with our shippers have declined as a result of increased competition, causing our revenue and EBITDA to decrease. We expect this trend to continue in the foreseeable future based on the current market environment for our pipeline system. However, we expect total volumes committed under firm transportation contracts to remain constant. Further, the following factors, most of which are beyond our control, may unfavorably impact our ability to maintain or increase current Transportation Services revenues, to renegotiate existing contracts as they expire or to remarket unsubscribed capacity:

     - future weather conditions, including those that favor alternative energy sources;

     - price competition;

     - drilling activity and supply availability;

     - expiration and/or turn back of significant contracts;

     - service area competition;

     - changes in regulation;

     - credit risk of customer base;

     - increased cost of capital; and

     - natural gas prices.

THE REVENUES OF OUR PIPELINE BUSINESSES ARE GENERATED UNDER CONTRACTS THAT MUST BE RENEGOTIATED PERIODICALLY.

     Our revenues are generated under Transportation Services contracts which expire periodically and must be renegotiated and extended or replaced. We have firm contracts with more than 100 shippers with remaining terms that extend from one month to 22 years, and with a weighted average remaining term of four years. Wisconsin Gas Company and Wisconsin Electric Power Company, which together operate under the name We Energies and constitute our largest customer, represented approximately 20% of our annual revenues in 2002. Although we actively pursue the renegotiation, extension and/or replacement of these contracts, we cannot assure you that we will be able to extend or replace these contracts when they expire or that the terms of any renegotiated contracts will be as favorable as the existing contracts. Currently, a substantial portion of our revenues are under contracts that are discounted at rates below the maximum rates allowed under our tariff, and a number of our existing long-term contracts that come up for renewal in 2003 will likely be renegotiated at rates below current rates.

     In particular, our ability to extend and/or replace Transportation Services contracts could be harmed by factors we cannot control, including:

     - the proposed construction by other companies of additional pipeline capacity in markets served by us;

     - changes in state regulation of local distribution companies, which may cause them to negotiate short-term contracts;

     - reduced demand due to higher natural gas prices;

     - the availability of alternative energy sources or supply points; and

     - the viability of our expansion projects.

     If we are unable to renew, extend or replace these contracts or if we renew them on less favorable terms, we may suffer a material reduction in our revenues and earnings.

WE FACE COMPETITION THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

     In our principal market areas of Wisconsin, Michigan, Illinois, Ohio and Indiana, we compete with other interstate and intrastate pipeline companies and local distribution companies in the transportation and storage of natural gas. In the northeastern markets, we compete with other interstate pipelines serving electric generation and local distribution companies. An affiliate of Wisconsin Gas Company and Wisconsin Electric Power Company, which together operate under the name We Energies and constitute our largest customer, also holds an ownership interest in the Guardian Pipeline, which was placed into service in late 2002 and directly competes for a portion of the markets served by our expiring capacity. Wisconsin Gas is the largest capacity holder on the Guardian Pipeline. An affiliate of another of our other significant customers, Michigan Consolidated Gas Company, holds a partial ownership interest in Vector Pipeline L.P. which commenced operations in December 2000 and also competes directly with us. If we are unable to compete effectively with these and other energy enterprises, our future profitability may be negatively impacted. Even if we do compete effectively with these and other energy enterprises, we may discount our rates more than currently anticipated to retain committed Transportation Services volumes or to re-contract released volumes as our existing contracts expire, which could adversely affect our revenues and results of operations.

FLUCTUATIONS IN ENERGY COMMODITY PRICES COULD ADVERSELY AFFECT OUR BUSINESS.

     If natural gas prices in the supply basins connected to our pipeline system are higher than prices in other natural gas producing regions, especially Canada, our ability to compete with other transporters may be negatively impacted. Revenues generated by our Transportation Services contracts depend on volumes and rates, both of which can be affected by the prices of natural gas. The success of our operations is subject to continued development of additional oil and natural gas reserves in the vicinity of our facilities and our ability to access additional reserves, primarily in the Gulf of Mexico, to offset the natural decline from existing wells connected to our systems. A decline in energy prices could precipitate a decrease in these development activities and could cause a decrease in the volume of reserves available for transmission or storage on our system. Fluctuations in energy prices are caused by a number of factors, including:

     - regional, domestic and international supply and demand;

     - availability and adequacy of transportation facilities;

     - energy legislation;

     - federal and state taxes, if any, on the transportation of natural gas;
       and

     - abundance of supplies of alternative energy sources.

THE AGENCIES THAT REGULATE OUR PIPELINE AFFECT OUR PROFITABILITY.

     Our pipeline businesses are regulated primarily by the FERC, the Department of Transportation and various state and local regulatory agencies. Regulatory actions taken by those agencies have the potential to adversely affect our profitability. In particular, the FERC generally governs the rates we are permitted to charge our customers for interstate natural gas Transportation Services. If our tariff rates were reduced in a future rate proceeding, if our volume of business under our current permitted rates was decreased significantly or if we were required to substantially discount the prices for our services because of competition, our profitability could be reduced and our ability to repay the notes could be affected adversely.

COSTS OF ENVIRONMENTAL LIABILITIES, REGULATIONS AND LITIGATION COULD EXCEED OUR ESTIMATES.

     Our operations are subject to various environmental laws and regulations. These laws and regulations obligate us to clean up various sites at which low-level radioactive substances or other regulated materials may have been disposed of or released. We are also party to legal proceedings involving environmental matters pending in various courts and agencies.

     It is not possible for us to estimate reliably the amount and timing of all future expenditures related to environmental matters because of:

     - the difficulty of estimating clean up costs;

     - the uncertainty in quantifying liability under environmental laws that impose joint and several liability on all potentially responsible parties;

     - the nature of environmental laws and regulations; and

     - the possible introduction of future environmental laws and regulations.

     Although we believe we have established appropriate reserves for liabilities, including clean up costs, we could be required to set aside additional reserves in the future due to these uncertainties.

OUR OPERATIONS ARE SUBJECT TO OPERATIONAL HAZARDS AND UNINSURED RISKS.

     Our operations are subject to the inherent risks normally associated with those operations, including explosions, pollution, release of toxic substances, fires, hurricanes and adverse weather conditions and other hazards, each of which could result in damage to or destruction of our facilities or damages to persons and property. In addition, our operations face possible risks associated with acts of aggression on our assets. If any of these events were to occur, we could suffer substantial losses. In addition, these risks may cause us to incur significant costs to maintain our pipeline safety and integrity.

     While we maintain insurance against many of these risks to the extent and in amounts that we believe are reasonable, our financial condition and operations could be adversely affected if a significant event occurs that is not fully covered by insurance.

TERRORIST ATTACKS AIMED AT OUR FACILITIES COULD ADVERSELY AFFECT OUR BUSINESS.

     On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scale. Since the September 11th attacks, the United States government has issued warnings that energy assets, specifically our nation's pipeline infrastructure, may be a future target of terrorist organizations. These developments have subjected our operations to increased risks. Any future terrorist attack on our facilities, those of our customers and, in some cases, those of other pipelines, could have a material adverse effect on our business.

                 RISKS RELATED TO OUR AFFILIATION WITH EL PASO

     El Paso files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Each prospective investor should consider this information and the matters disclosed therein in addition to the matters described in this offering memorandum in making its investment decision.

OUR RELATIONSHIP WITH EL PASO AND ITS FINANCIAL CONDITION SUBJECTS US TO POTENTIAL RISKS THAT ARE BEYOND OUR CONTROL.

     Due to our relationship with El Paso, adverse developments or announcements concerning El Paso could adversely affect our financial condition, even if we have not suffered any similar development. The outstanding senior unsecured indebtedness of El Paso has been downgraded to below investment grade, currently rated Caa1 by Moody's and B by Standard & Poor's, which in turn resulted in a similar downgrading of our outstanding senior unsecured indebtedness to B1 by Moody's and B+ by Standard & Poor's. These downgrades will increase our cost of capital and could impede our access to capital markets. As a result of these recent downgrades, El Paso has realized substantial demands on its liquidity, which demands have included:

     - application of cash required to be withheld from distributions to redeem preferred membership interests at two of El Paso's minority interest financing structures (which has no direct effect on us); and

     - cash collateral requirements associated with contractual commitments of El Paso subsidiaries.

These downgrades are a result, at least in part, of the outlook generally for the consolidated businesses of El Paso and its needs for liquidity. In order to meet its short term liquidity needs, El Paso has embarked on its 2003 Operational and Financial Plan that contemplates a renegotiation of its credit agreement, drawing all or part of its availability under its existing bank facilities and consummating significant asset sales. In addition, El Paso may take additional steps, such as financing activities and further reducing capital expenditures, which would provide additional liquidity. There can be no assurance that these actions will be consummated on favorable terms, if at all, or even if consummated, that such actions will be successful in satisfying El Paso's liquidity needs. In the event that El Paso's liquidity needs are not satisfied, El Paso could be forced to seek protection from its creditors in bankruptcy. Such a development could materially adversely affect our financial condition.

     Pursuant to El Paso's cash management program, we advance surplus cash to our affiliates in exchange for an intercompany receivable. In addition, we conduct commercial transactions with some of our affiliates. After giving effect to the Transaction and this offering, as if the Transaction and this offering had occurred on December 31, 2002, we will retain receivables of approximately $508 million from El Paso and its affiliated companies, and owe approximately $228 million to El Paso and its affiliated companies. If El Paso is unable to meet its liquidity needs, there can be no assurance that we will be able to access cash under the cash management program, or that our affiliates would pay their obligations to us. However, we might still be required to satisfy the affiliated company payables. Our inability to recover any intercompany receivables owed to us could adversely affect our ability to repay the notes.

WE COULD BE SUBSTANTIVELY CONSOLIDATED WITH EL PASO IF EL PASO WERE FORCED TO SEEK PROTECTION FROM ITS CREDITORS IN BANKRUPTCY.

     If El Paso were the subject of voluntary or involuntary bankruptcy proceedings, El Paso and its other subsidiaries and their creditors could attempt to make claims against us, including claims to substantively consolidate our assets and liabilities with those of El Paso and its other subsidiaries. The equitable doctrine of substantive consolidation permits a bankruptcy court to disregard the separateness of related entities and to consolidate and pool the entities' assets and liabilities and treat them as though held and incurred by one entity where the interrelationship between the entities warrants such consolidation. We believe that any effort to substantively consolidate us with El Paso and/or its other subsidiaries would be without merit. However, we cannot assure you that El Paso and/or its other subsidiaries or their respective creditors would not attempt to advance such claims in a bankruptcy proceeding or, if advanced, how a bankruptcy court would resolve the issue. If a bankruptcy court were to substantively consolidate us with El Paso and/or its other subsidiaries, there could be a material adverse effect on our financial condition and liquidity and thus on our ability to make payments on the notes.

ONGOING LITIGATION AND INVESTIGATIONS REGARDING OUR PARENT, EL PASO, COULD SIGNIFICANTLY ADVERSELY AFFECT OUR BUSINESS.

     Our parent El Paso's wholly owned subsidiary, El Paso Natural Gas Company ("EPNG"), received an initial decision in September 2002 from a FERC Administrative Law Judge ("ALJ") related to whether EPNG exercised market power with regard to its pipeline capacity to the California border during the latter part of 2000 and the early part of 2001. In that decision, the ALJ held that EPNG withheld capacity from California in violation of FERC regulations and recommended that a proceeding be conducted to determine a remedy for the violation. The ALJ's decision had an immediate negative impact on El Paso's stock price and the market value of El Paso's debt, and apparently influenced the downgrades of El Paso's ratings by Moody's and Standard & Poor's. On December 2, 2002, the FERC heard oral arguments on the ALJ decision and is expected to issue an order on the initial decisions by the end of March 2003.

     El Paso and several of its subsidiaries were named defendants in sixteen purported class action, municipal or individual lawsuits filed in the California state courts. The sixteen suits contend that El Paso's entities acted improperly to limit the construction of new pipeline capacity to California and/or to manipulate the price of natural gas sold into the California marketplace. Specifically, the plaintiffs have alleged that El Paso's conduct violated California's antitrust statute (Cartwright Act), constitutes unfair and unlawful business practices prohibited by California statutes, and amounts to a violation of California's common law restrictions against monopolization. In general, the plaintiffs are seeking (i) declaratory and injunctive relief regarding allegedly anticompetitive actions, (ii) restitution, including treble damages, (iii) disgorgement of profits, (iv) prejudgment and post-judgment interest, (v) costs of prosecuting the actions and (vi) attorney's fees. Eleven of these lawsuits have been consolidated before a single judge, under two complaints, one of which has been set for trial in September 2003. El Paso has not yet been served in the five other lawsuits which were filed on December 27, 2002 by three California municipalities and two California corporations. Similar actions have been filed in other states.

     Since July 2002, twelve purported shareholder class action suits alleging violations of federal securities laws have been filed against El Paso and several of its officers. Eleven of these suits are now consolidated in federal court in Houston before a single judge. The suits generally challenge the accuracy or completeness of press releases and other public statements made during 2001 and 2002. One shareholder derivative lawsuit was filed in federal court in Houston in August 2002. This derivative action generally alleges the same claims as those made in the shareholder class action, has been consolidated with the shareholder class actions pending in Houston and has been stayed. A second shareholder derivative lawsuit was filed in Delaware State Court in October 2002 and generally alleges the same claims as those made in the consolidated shareholder class action lawsuit. A third shareholder derivative suit was filed in state court in Houston in March 2002 but not served on the defendants, and a fourth shareholder derivative suit was filed in state court in Houston in November 2002. These two shareholder derivative suits have not been consolidated with the shareholder action pending in federal court in Houston. The third and fourth shareholder derivative suits both generally allege that manipulation of California gas supply and gas prices exposed El Paso to claims of antitrust conspiracy, FERC penalties and erosion of share value. The twelfth shareholder class action lawsuit was filed in federal court in New York City in October 2002 and challenges the accuracy or completeness of El Paso's February 27, 2002 prospectus for an equity offering that was completed on June 21, 2002. El Paso has not been formally served with this lawsuit. At this time, El Paso's legal exposure related to these lawsuits and claims is not determinable.

     In addition, in September 2001, El Paso received a civil document subpoena from the California Department of Justice, seeking information said to be relevant to the Department's ongoing investigation into the high electricity prices in California in 2000 and 2001. El Paso is complying with the subpoena.

     If El Paso does not prevail in these cases, and if the remedy adopted in these cases substantially impairs El Paso's financial position, the long-term adverse impact on El Paso's credit rating, liquidity and its ability to raise capital to meet its ongoing and future investing and financing needs could be substantial. Such a negative impact on El Paso could have a material adverse effect on us as well.

THE PROXY CONTEST INITIATED BY SELIM ZILKHA TO REPLACE EL PASO'S BOARD OF DIRECTORS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     On February 18, 2003, Selim Zilkha, a stockholder of El Paso, initiated a proxy solicitation to replace El Paso's entire board of directors with his own nominees. This proxy contest may be highly disruptive and may negatively impact El Paso's ability to achieve the stated objectives of its 2003 Operational and Financial Plan. In addition, El Paso may have difficulty retaining certain key personnel and attracting new employees until such proxy contest is resolved. Therefore, this proxy contest, whether or not successful, could have a material adverse effect on El Paso's liquidity and financial condition. In such event, our liquidity and financial condition could be affected adversely.

RESULTS OF INVESTIGATIONS INTO REPORTING OF TRADING INFORMATION COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     In response to an October 2002 data request from the FERC, El Paso is conducting an ongoing investigation into the accuracy of information that employees of El Paso Merchant Energy, an El Paso subsidiary, voluntarily reported to trade publications. As a part of that investigation, El Paso has discovered that inaccurate information was submitted to the trade publications. One of El Paso Merchant Energy's former employees has been arrested and charged with knowingly submitting inaccurate data to a trade publication. El Paso has continued its policy of cooperation with the office of the U.S. Attorney, the Commodities Futures Trading Commission and the FERC and intends to take whatever remedial steps are necessary to ensure that its operations are conducted with integrity. However, these investigations are continuing, and there can be no assurance that penalties or sanctions will not be imposed on El Paso, which, in turn, could adversely affect our business.

A COURT COULD VOID OR SUBORDINATE THE NOTES UNDER FRAUDULENT CONVEYANCE LAWS.

     The incurrence of indebtedness (such as the notes) and the Transaction could be reviewed under relevant federal and state fraudulent conveyance statutes in a bankruptcy or reorganization case or in a lawsuit by or on behalf of our other creditors. If this were to occur, then a court could void or subordinate the notes in favor of other creditors, if the court were to find that (a) the notes were incurred with the intent to hinder, delay or defraud any present or future creditor or that we contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others or
(b) we did not receive fair consideration or reasonably equivalent value for issuing the notes and, at the time thereof, we (1) were insolvent or rendered insolvent by reason of the issuance of the notes, (2) were engaged or about to engage in a business or transaction for which our remaining assets constituted unreasonably small capital or (3) intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they matured.

FEDERAL AND STATE STATUTES WOULD ALLOW COURTS, UNDER SOME CIRCUMSTANCES, TO VOID THE CONTRIBUTION OF EPGL CAPITAL STOCK TO US.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the contribution to us of the capital stock of EPGL if, at the time of the contribution, certain facts, circumstances and conditions existed, including that:

     - such contributor or any of its parent companies was insolvent or rendered insolvent by reason of such contribution;

     - such contributor or any of its parent companies was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital;

     - such contributor does not receive fair consideration; or

     - such contributor or any of its parent companies intended to incur, or believed that it would incur, indebtedness it could not repay at its maturity.

     In such a circumstance, a court could require us to return the capital stock of EPGL to the contributor for the benefit of its parent companies' creditors. This would reduce the assets and cash flow that we would have available to repay the notes.

WE ARE A WHOLLY OWNED SUBSIDIARY OF EL PASO. EL PASO CAN EXERCISE SUBSTANTIAL CONTROL OVER OUR DIVIDEND POLICY AND BUSINESS AND OPERATIONS.

     El Paso has substantial control over:

     - our payment of dividends;

     - decisions on our financings and our capital raising activities;

     - mergers or other business combinations;

     - our acquisitions or dispositions of assets; and

     - our participation in El Paso's cash management program.

     El Paso may exercise such control in its interests and not necessarily in the interests of us or the holders of the notes.

                           RISKS RELATED TO THE NOTES

OUR SUBSTANTIAL INDEBTEDNESS COULD IMPAIR OUR FINANCIAL CONDITION AND OUR ABILITY TO FULFILL OUR DEBT OBLIGATIONS, INCLUDING OUR OBLIGATIONS UNDER THE NOTES.

     We have substantial indebtedness. As of September 30, 2002, on a pro forma basis after giving effect to this offering and the Transaction, we had total indebtedness of approximately $798 million, all of which was senior unsecured long-term indebtedness.

     Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness, which could in turn result in an event of default on such other indebtedness or the notes;

     - impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

     - diminish our ability to withstand a downturn in our business or the economy generally;

     - require us to dedicate a substantial portion of our cash flow from operations to debt service payments, thereby reducing the availability of cash for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes.

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

     - place us at a competitive disadvantage compared to our competitors that have proportionately less debt.

     If we are unable to meet our debt service obligations, we could be forced to restructure or refinance our indebtedness, seek additional equity capital or sell assets. We may be unable to obtain financing or sell assets on satisfactory terms, or at all.

     Covenants applicable to the notes will allow us to incur significant amounts of additional indebtedness, as long as such incurrence does not cause our ratio of consolidated debt to EBITDA to exceed 6.0 to 1. Our incurrence of significant additional indebtedness would exacerbate the negative consequences mentioned above, and could adversely affect our ability to repay the notes.

OUR EXISTING INDEBTEDNESS IS AND THE NOTES WILL BE SUBJECT TO CROSS-ACCELERATION OF PAYMENT PROVISIONS.

     Our other issues of indebtedness include, and the notes will include, event of default provisions that would be triggered if any of our other indebtedness is accelerated, unless none of the accelerated indebtedness exceeds a specified threshold in aggregate principal amount, which in the case of our other indebtedness is $5 million and in the case of the notes will be $25 million. If any of these event of default provisions are triggered, all of our existing indebtedness would be subject to possible acceleration and we would not be able to repay all such indebtedness upon such acceleration. As of September 30, 2002, on a pro forma basis after giving effect to this offering and the Transaction, we had approximately $798 million of indebtedness outstanding, all of which was senior unsecured long-term indebtedness.

THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO LIABILITIES AND INDEBTEDNESS OF OUR SUBSIDIARIES AND SUBORDINATED TO ANY OF OUR SECURED INDEBTEDNESS TO THE EXTENT OF THE ASSETS SECURING SUCH INDEBTEDNESS.

     We currently have no secured indebtedness outstanding, but holders of any secured indebtedness that we may incur in the future would have claims with respect to our assets constituting collateral for such indebtedness that are prior to your claims under the notes. In the event of a default on such secured indebtedness or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the notes. Accordingly, any such secured indebtedness would effectively be senior to the notes to the extent of the value of the collateral securing the indebtedness. While the indenture governing the notes places some limitations on our ability to create liens, there are significant exceptions to these limitations, including with respect to sale and leaseback transactions, that will allow us to secure some kinds of indebtedness without equally and ratably securing the notes. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the notes and the holders of other claims against us with respect to our other assets.

     In addition, the notes are not guaranteed by our subsidiaries and our subsidiaries are not prohibited under the indenture from incurring additional indebtedness. As a result, holders of the notes will be effectively subordinated to claims of third party creditors, including holders of indebtedness, of these subsidiaries. Claims of those other creditors, including trade creditors, secured creditors, governmental authorities, and holders of indebtedness or guarantees issued by the subsidiaries, will generally have priority as to the assets of the subsidiaries over claims by the holders of the notes. As a result, rights of payment of holders of our indebtedness, including the holders of the notes, will be effectively subordinated to all those claims of creditors of our subsidiaries. Furthermore, the holders of the notes will not have a claim against the assets of Great Lakes and will be effectively subordinated to the creditors of Great Lakes with respect to the assets of Great Lakes.

AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR OUR NOTES.

     Prior to this offering, there was no market for the notes. Although we expect the notes to trade in the PORTAL Market, the notes will not be listed on any securities exchange. We have been informed by the initial purchasers that they intend to make a market in the notes after this offering is completed. However, none of the initial purchasers is obligated to make a market in the notes and, even if the initial purchasers commence market making, they may cease their market-making at any time. In addition, the liquidity of the trading market in the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for debt securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry. As a result, an active trading market may not develop or be maintained for our notes. If an active market does not develop or is not maintained, the market price and liquidity of our notes may be adversely affected.

                          RISKS RELATED TO GREAT LAKES

WE CANNOT CAUSE GREAT LAKES TO DISTRIBUTE CASH TO US.

     The Great Lakes governing documents require the majority approval of the Great Lakes management committee (which includes an equal number of members designated by each of TransCanada PipeLines Ltd. and us) to authorize cash distributions in excess of the amount sufficient for each partner to pay its taxes on its allocable share of taxable income. Thus, without the concurrence of TransCanada, we cannot cause Great Lakes to make cash distributions in excess of such tax obligations. The terms of Great Lakes' debt instruments may in the future restrict Great Lakes' ability to make dividend payments to us.

GREAT LAKES DEPENDS UPON ONE CUSTOMER FOR APPROXIMATELY HALF OF THE NATURAL GAS PRODUCTS TRANSPORTED IN ITS PIPELINE SYSTEM.

     Great Lakes depends substantially upon TransCanada to provide throughput for its pipeline system. For the year ended December 31, 2002, TransCanada shipped approximately 1,167 MMcf/d of natural gas through Great Lakes, constituting approximately 49% of the total 2002 delivered volumes on such pipeline. TransCanada's long-term firm transportation contract with Great Lakes runs through 2005. The loss of this customer, a decline in its credit worthiness or a substantial reduction in its shipments on Great Lakes could adversely affect the results of operations and cash flow for Great Lakes.